2016 LONG-TERM INCENTIVE PLAN
OF
NOBLE MIDSTREAM PARTNERS LP

EMPLOYEE
RESTRICTED UNIT AGREEMENT
THIS AGREEMENT is made and entered into as of ________________________, by and between NOBLE MIDSTREAM GP LLC, a Delaware limited partnership (the “Company”), which serves as the general partner of Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and ______________________ (the “Employee”).
WHEREAS, the Noble Midstream Partners LP 2016 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated by reference as a part of this Agreement and a copy of which has been provided to Employee, provides for the grant of restricted common units of the Partnership (“Units”) to Employees (as defined in the Plan) upon the terms and conditions specified under the Plan; and
WHEREAS, Employee is an Employee (as defined in the Plan) of the Company or of one of its Affiliates who has been granted an award of restricted Units pursuant to the Plan, which grant is evidenced hereby;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows with respect to such award:
1.Restricted Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth and specified in the Plan, the Company hereby awards to Employee, and Employee hereby accepts, a restricted Unit award (the “Award”) of __________ Units (the “Restricted Units”). The Award is made effective as of ________________________ (the “Effective Date”). The Restricted Units shall be issued in book-entry or unit certificate form in the name of Employee as of the Effective Date. The Restricted Units shall be held by the Company in escrow for Employee’s benefit until such time as the Restricted Units are either forfeited by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement. Employee shall not retain physical custody of any certificates representing Restricted Units until such time as the restrictions on such Restricted Units terminate as set forth in this Agreement. Employee, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Employee’s attorney(s)-in-fact to effect any transfer of forfeited Restricted Units to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Units in escrow while acting in good faith in the exercise of its judgment.

2.Vesting and Forfeiture.
a.    The Restricted Units shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall, except as provided otherwise herein or in the Plan:
i.    end on the first anniversary of the Effective Date with respect to 20% (twenty percent) of the Restricted Units (or, if such percentage results in a number of Units that includes a fraction, then the next lower whole number of Units);
ii.    end on the second anniversary of the Effective Date with respect to 30% (thirty percent) of the Restricted Units (or, if such percentage results in a number of Units that includes a fraction, then the next lower whole number of Units); and
iii.    end on the third anniversary of the Effective Date with respect to all remaining outstanding unvested Restricted Units.
b.    During the Restricted Period, the Restricted Units shall be subject to forfeiture by Employee to the Company as provided in the Plan and this Agreement, and Employee may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Units or any right with respect thereto.
c.    If Employee remains an Employee (as defined in the Plan) of the Company or of one of its Affiliates throughout the Restricted Period, the restrictions applicable hereunder to the Restricted Units shall terminate, and as soon as practicable after the end of the Restricted Period, the Restricted Units shall be delivered to Employee free of such restrictions together with any distributions with respect to such Restricted Units held by the Company as provided in Section 3 of this Agreement.
d.    If Employee’s Service is terminated for Cause during the Restricted Period, then all unvested Restricted Units outstanding at such time, and any distributions with respect to unvested Restricted Units held as provided in Section 3 of this Agreement, shall be forfeited.
e.    If Employee ceases to be an Employee (as defined in the Plan) of the Company or of one of its Affiliates during the Restricted Period for any reason other than as set forth in the following sentence of this Section 2(e) or in Section 2(f), the Restricted Units (and any distributions with respect to such Restricted Units held as provided in Section 3 of this Agreement) shall be forfeited and transferred by Employee to the Company. If Employee dies or suffers a Disability during the Restricted Period while in Service as an Employee (as defined in the Plan), all restrictions applicable to the Restricted Units shall terminate, and as soon as practicable thereafter, the Restricted Units shall be delivered to Employee free of such restrictions (or in the event of Employee’s death, to Employee’s estate) together with any distributions with respect to such Restricted Units then being held by the Company as provided in Section 3 of this Agreement.
f.    If, following a Change of Control during the Restricted Period, Employee’s employment is terminated without Cause (at a time when Employee is otherwise willing and able to continue Service), the restrictions applicable to the Restricted Units shall terminate, and the Restricted Units (and/or any successor securities or other property attributable to the Restricted Units that may result from the Change in Control), together with any distributions with respect to such Units then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Employee free of such restrictions or paid, as applicable, as soon as practicable thereafter.
3.Rights as Unitholder. Subject to the provisions of the Plan and this Agreement, upon the issuance of the Restricted Units to Employee, Employee shall become the owner thereof for all purposes and shall have all rights as a unitholder, including voting rights and the right to receive distributions, with respect thereto. If the Partnership makes a distribution of any kind with respect to the Units constituting the Restricted Units, then the Partnership shall make such distribution with respect to the Restricted Units; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Restricted Units until either the Restricted Units are forfeited and transferred by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement. If the Restricted Units with respect to which a distribution was made are forfeited by Employee pursuant to the provisions hereof, then such distribution is also forfeited and transferred to the Company. If the restrictions that imposed a substantial risk of forfeiture applicable to the Restricted Units with respect to which a distribution was made terminate in accordance with this Agreement, then Employee shall be entitled to receive the amount held back with respect to such distribution, without interest, and such amount shall be delivered to Employee as soon as practicable (but in no event later than sixty (60) days) after the termination of such restrictions.
4.No Guarantee of Continued Service. No provision of this Agreement or the Plan shall confer any right upon Employee to continue in Service as an Employee (as defined in the Plan) or otherwise.
5.Assignment. The Company may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Units and the rights and obligations of Employee under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee other than by will or the laws of descent and distribution.
6.No Section 83(b) Election. Employee agrees not to make an election with the Internal Revenue Service under Section 83(b) of the Code with respect to the Restricted Units.
7.Tax Withholding. No issuance of an unrestricted Unit (or payment of any distributions with respect to such Units held as provided in Section 3 of this Agreement) shall be made or paid pursuant to this Agreement until Employee has paid or made arrangements approved by the Company to satisfy in full the applicable tax withholding requirements of the Company or Affiliate thereof with respect to such event.
8.Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Employee and Employee’s heirs, devisees, executors, administrators and personal representatives.

9.Notices. All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. The Company or Employee may change, at any time and from time to time, by written notice to the other, the address that the Company or Employee had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Employee at Employee’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: Corporate Secretary”.
10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.
11.Further Assurances. Employee agrees to execute such additional instruments and to take all such further action as may be reasonably requested by the Company, the Partnership or their respective Affiliates to carry out the intent and purposes of this Agreement.
12.Subject to Plan. The Award, the Restricted Units and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.
13.Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
14.Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
15.Descriptive Headings and References. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.
16.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.Electronic Documentation. Any provision of this Agreement to the contrary notwithstanding, provisions in this Agreement setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgement, or other documentation, in a manner that the Board has prescribed or that is otherwise acceptable to the Board, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Board and that such delivery is not prohibited by applicable laws and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.

NOBLE MIDSTREAM GP LLC

By:
Name:
Title:

EMPLOYEE

Employee Signature

Name
Employee Printed Name